UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006
(November 22, 2006)

PROTEIN POLYMER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19724	33-0311631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 558-6064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    Changes in Registrant’s Certifying Accountants

On November 22, 2006, we were informed by Peterson & Co., LLP (“Peterson”), our independent registered public accounting firm, as follows:

Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”). Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

We are required to file this Form 8-K as notification that Squar Milner Peterson succeeds Peterson as our independent registered auditor. During our two most recent fiscal years ended December 31, 2004 and December 31, 2005, and through the date of this Report on Form 8-K, we did not consult Squar Milner with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events listed in Items 304(a)(2) of Regulation S-K.

Peterson’s reports on our consolidated financial statements as of and for the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion; however, Peterson’s reports for the years ended December 31, 2005 and December 31, 2004 each contained an explanatory paragraph due to uncertainty regarding our ability to continue as a going concern as described in Note 1 to our financial statements for the fiscal years ended December 31, 2005 and December 31, 2004.

During our two most recent fiscal years ended December 31, 2005 and any subsequent interim period preceding the change from Peterson to Squar Milner Peterson there were no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peterson would have caused them to make reference thereto in their report on our financial statements.

We received a letter dated March 24, 2006 from Peterson addressed to the Chairman of the Audit Committee of our Board of Directors in connection with the audit of our financial statements as of December 31, 2005, which identified certain matters involving internal control and our operations that Peterson considered to be significant deficiencies or material weaknesses under the standards of the Public Company Accounting Oversight Board. These material weaknesses were:

(1)	inadequate segregation of duties in the areas of approving invoices and initiating wire transfers;

(2)	insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters;

(3)	ineffective controls over period end financial close and reporting processes; and

(4)	inadequate procedures for appropriately identifying, assessing and applying accounting principles.

Our management and our Audit Committee have discussed this letter among them and discussed it with Peterson, and agreed to let Peterson discuss it fully with Squar Milner Peterson.

We have effected certain changes to improve our controls over all cash disbursements, including:

1.	Weekly forecasting of cash receipts and disbursements reviewed and approved by a senior officer;

2.	Approval by senior officers of all disbursements; and

3.	Approval by senior officers of all purchase orders and invoices.
.
We have retained the services, on a third party basis, of a person experienced in financial supervision matters with sufficient experience to:

1.	Oversee the daily accounting function, including cash receipts and disbursements, billing, payroll and month end bookkeeping processes;

2.	Identify and resolve non-routine or complex accounting matters;

3.	Control period end financial closing and reporting processes; and

4.	Identify, assess and apply accounting principles.

We will continue to monitor and evaluate the effectiveness of our disclosure controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional improvements, as necessary and as funds allow.

We have notified the members of our Audit Committee of the facts set forth in this report, including the appointment of Squar Milner Peterson as the successor to Peterson as our independent registered auditor and no member has disapproved of this appointment.

We have provided Peterson with a copy of the foregoing disclosures. A copy of Peterson’s letter required by Item 304(a)(3) of Regulation SB is included as Exhibit 16.1 to this report.

ITEM 9.- Financial Statements and Exhibits

16.1	Letter from Registrant’s Certifying Accountants

99.1	Letter dated March 24, 2006 from Peterson & Co., LLP addressed to the Chairman of the Audit Committee of the Board of Directors of Protein Polymer Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC.,
a Delaware corporation

Date: December 22, 2006	By:	/s/ William N. Plamondon, III
William N. Plamondon, III
Chief Executive Officer